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                                                                     EXHIBIT 11




                            CENTURY BANCSHARES, INC.
                Statement Re: Computation of Per Share Earnings

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
                                                                                    Six Months Ended
                                                                                         June 31,
                                                                         1997                        1996
                                                                    -------------             ----------------
PRIMARY:

Weighted average common shares outstanding                             1,212,288                   1,234,578

Dilutive effect of stock options                                          79,129                      60,016

Dilutive effect of stock warrants                                         49,739                         --
                                                                    -------------             ----------------

Weighted average common share and common
stock equivalents outstanding                                          1,341,156                   1,294,594
                                                                    =============             ================


Net income applicable to common stock                                   $288,120                     293,148
                                                                    =============             ================

Primary earnings per share                                                  0.21                         .23
                                                                    =============             ================


FULLY DILUTED:

Weighted average common shares outstanding                             1,212,288                   1,234,578

Dilutive effect of stock options                                          84,961                      64,440

Dilutive effect of stock warrants                                         61,673                         --
                                                                    -------------             ----------------

Fully diluted weighted average common share and common
stock equivalents outstanding                                          1,358,922                   1,299,018
                                                                    =============             ================


Net income applicable to common stock                                   $288,120                    $293,148
                                                                    =============             ================

Fully diluted earnings per share                                            0.21                         .23
                                                                    =============             ================

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